Exhibit 10.1

RESTRICTED STOCK AGREEMENT

(NON-EMPLOYEE DIRECTOR)

GRANTED TO:
DATE OF GRANT:
GRANTED PURSUANT TO:    Tandy Leather Factory, Inc. 2013 Restricted Stock Plan
NUMBER OF SHARES:
VESTING SCHEDULE:

1.            Restricted Stock Agreement.  This Restricted Stock Agreement (this “Agreement”) is made and entered into as of                      (the “Date of Grant”) between Tandy Leather Factory, Inc., a Delaware corporation (the “Company”), and                     , as a participant (the “Participant”) in the Tandy Leather Factory, Inc. 2013 Restricted Stock Plan (the “Plan”), a copy of which is enclosed herewith. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

2.            Grant of Restricted Stock.  The Participant is granted ___ shares of Common Stock of the Company (the “Restricted Stock”). The Restricted Stock is granted as provided for under the Plan and is subject to the terms and conditions set forth in the Plan and this Agreement. The Restricted Stock granted hereunder is a matter of separate inducement and is not in lieu of other compensation for the services of a Participant to the Company or any of its Affiliates.

3.            Vesting.  This grant of Restricted Stock shall vest in accordance with the following schedule:

Subject to the provisions of Section 8 of this Agreement, the Restricted Stock shall vest during the term of Participant’s service as a member of the Board in four equal annual installments of 25% of the shares of Restricted Stock covered by this Agreement, the first installment to be exercisable on the 12 month anniversary of the date of this Agreement (the “Initial Vesting Date”), with an additional 25% of such shares vesting on each of the three successive 12 month periods following the Initial Vesting Date.

4.            Restrictions Prior to Vesting.  The Restricted Stock granted hereunder shall be promptly issued and evidenced by a certificate or certificates for such shares issued in the Participant’s name or by book entry at the Company’s option. The Participant shall thereupon have all the rights of a shareholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive all dividends and other distributions paid with respect to them; provided, however, that the shares shall be subject to the restrictions on transferability in Sections 6 and 7 below. Unless otherwise provided in this Section 4, the Company shall hold the certificate or certificates for such shares until the date the restrictions on transferability are removed in accordance with Sections 6 and 8 below. The Company may, in its sole discretion and at any time prior to the date the restrictions on transferability are removed in accordance with Sections 6 and 8 below, require (i) that the stock certificate or certificates representing such shares shall be imprinted with a legend stating that the shares represented thereby are the restricted shares subject to the terms and conditions of this Agreement and, as such, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Agreement, and/or (ii) that the Participant shall, upon receipt of the certificate or certificates therefor, deposit such certificate or certificates together with a stock power or other like instrument of transfer, appropriately endorsed in blank, with an escrow agent designated by the Company, which may be the Company, under a deposit agreement containing such terms and conditions as the Company shall approve, with the expenses of such escrow to be borne by the Company.

5.            Adjustment Provisions.  If under Section 9 of the Plan the Participant, as the owner of the shares of the Restricted Stock, shall be entitled to new, additional or different shares of stock or securities, (i) the Company may require that the certificate or certificates for, or other evidences of, such new, additional or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, shall be imprinted with a legend as provided in Section 4 above, be deposited by the Participant under the deposit agreement provided for therein, and (ii) such certificate or certificates for, or other evidences of, such new, additional or different shares or securities shall be subject to the restrictions on transferability as provided in Sections 6 and 7 below.

6.            Removal of Transfer Restrictions.  The shares of the Restricted Stock shall be subject to restrictions on transferability. Subject to Section 8 below, such restrictions shall be removed from such shares according to the vesting schedule set forth above. Notwithstanding anything contained in this Agreement to the contrary, if there is a Change in Control of the Company, all unvested shares of Restricted Stock granted under this Agreement shall become fully vested immediately upon the occurrence of the Change in Control and such vested shares of Restricted Stock shall be paid out or settled, as applicable, within 60 days upon the occurrence of the Change in Control, subject to requirements of applicable laws and regulations.

7.            No Transfer.  During the period when the Restricted Stock is subject to the restrictions on transferability, none of the shares of the Restricted Stock subject to such restrictions shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution. Any attempt by the Participant to dispose of any shares of the Restricted Stock in any such manner shall result in the immediate forfeiture of such shares.

8.            Termination of Service as a Director.

a.           Death or Disability.  If the Participant’s ceases to serve as a member of the Board due to death or Disability all unvested shares of Restricted Stock held by the Participant on the date of the Participant’s termination of service due to death or the date of the termination of his or her service related to Disability, as the case may be, shall immediately become vested as of such date.

b.            Other Termination.  If a Participant ceases to serve as a member of the Board for any reason, including, without limitation, retirement, other than due to death or Disability, all unvested shares of Restricted Stock held by the Participant on the date that the Participant ceases to serve as a member of the Board shall immediately be forfeited by such Participant as of such date.

c.            Discretionary Accelerated Vesting.  Notwithstanding anything contained in this Agreement to the contrary, the Committee may, in its discretion, provide that any or all unvested shares of Restricted Stock held by the Participant on the date of the Participant’s death and/or the date that the Participant ceases to serve as a member of the Board shall immediately become vested as of such date.

d.           Section 11 of the Plan.  The Company and the Participant acknowledge and agree that the Participant is receiving the Restricted Stock described in Section 2 of this Agreement by virtue of the Participant’s service as a non-employee member of the Board and, therefore, the provisions of Section 11 of the Plan shall not apply to the Restricted Stock granted to the Participant pursuant to this Agreement.

9.            Tax Withholding.  All payments or distributions of an award made pursuant to this Agreement shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to this Agreement, it may require the Participant receiving such Common Stock to remit to it or to the Affiliate that employs such Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the Affiliate employing the Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or the Affiliate, as the case may be, to the Participant receiving Common Stock, as the Committee shall prescribe. The Committee may, in its discretion, and subject to such rules as the Committee may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with this award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

10.            Legend.  If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing any shares of Common Stock delivered to the Participant under this Agreement shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws. Unless and until the shares of Common Stock delivered to the Participant under this Agreement are registered under the Securities Act of 1933, as amended (the “Securities Act”), all certificates representing such shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE RESTRICTED STOCK AGREEMENT, DATED ____________, BETWEEN THE COMPANY AND THE ISSUEE WHICH RESTRICTS THE TRANSFER OF THESE SHARES WHICH ARE SUBJECT TO FORFEITURE TO THE COMPANY UNDER CERTAIN CONDITIONS.

Appropriate stop transfer instructions with respect to such shares have been placed with the Company’s transfer agent.

11.            Securities Act.  The Participant covenants and agrees with the Company that if, with respect to any shares of Common Stock delivered to the Participant pursuant to this Agreement, there does not exist a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall include, or shall be accompanied by, as applicable, a prospectus that is current with respect to the shares of Common Stock subject to this Agreement, (i) he or she takes the shares of Common Stock for his or her own account and not with a view to the resale or distribution thereof, (ii) any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) the certificate or certificates evidencing such shares shall bear a legend to the effect of the foregoing.

12.            Conflicts.  This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions. In the event, however, of any conflict between the provisions of this Agreement or the Plan and the provisions of an employment or change-in-control agreement between the Company and the Participant, as applicable, the provisions of the latter shall prevail.

13.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORD WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING PRINCIPLES OF CONFLICTS OF LAW.

14.           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.           Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts will be construed together and constitute the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Restricted Stock Agreement as of the date first written above.

TANDY LEATHER FACTORY, INC.

By:
Name:
Title:

ACCEPTED:

By:
[Insert the name of the Participant]